UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 28, 2006 (February 22, 2006)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1 CASH BONUS PLANS
EX-10.2 2006 LONG-TERM EQUITY COMPENSATION PLAN

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2006, the Compensation Committee of the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) approved cash bonus plans for the executive officers of the Company for the 2006 fiscal year. A description of the cash bonus plans is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, on February 22, 2006, the Compensation Committee adopted the 2006 Long-Term Equity Compensation Plan (the “2006 Plan”). The 2006 Plan provides that the Company’s executive officers and certain key employees are eligible to receive stock options based upon the achievement of certain specified performance targets related to the Company’s adjusted earnings per share (“EPS”). No stock options will be granted if the Company’s adjusted EPS for the current fiscal year does not exceed the adjusted EPS for the prior fiscal year by at least 20%. In the event that stock options are to be granted under the 2006 Plan, the Compensation Committee shall meet with the Company’s Chief Executive Officer on or before March 31 of the following fiscal year to determine the allocation of the stock options to the eligible employees. The foregoing description of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Psychiatric Solutions, Inc. Cash Bonus Plans

10.2	Psychiatric Solutions, Inc. 2006 Long-Term Equity Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: February 28, 2006	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
10.1	Psychiatric Solutions, Inc. Cash Bonus Plans

10.2	Psychiatric Solutions, Inc. 2006 Long-Term Equity Compensation Plan